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                                                                     EXHIBIT 5.2

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                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


        We consent to the incorporation by reference in this Registration Statement on Form F-10 (the "Registration Statement") of our Audit Report dated February 20, 2004, with respect to the consolidated statements of earnings
(loss) and deficit and cash flows for the year ended December 31, 2003, included therein, and to the reference to us under the heading "Auditors" in the prospectus, which is part of this Registration Statement.


                                                        /s/ Ernst & Young LLP
                                                        ---------------------
Toronto, Ontario                                        Ernst & Young LLP
April 28, 2006                                          Chartered Accountants